PAGE 1
ACL VARIABLE ANNUITY ACCOUNT 1

EXHIBIT INDEX

Exhibit 1      Certificate, establishing the ACL Variable Annuity
               Account 1 dated December 1, 1995.

Exhibit 4.1 Form of Group Deferred Annuity Certificate for nonqualified contract (form 38502-NY).

Exhibit 4.2 Form of Group Deferred Annuity Certificate for qualified contract (form 38503-IRA-NY).

Exhibit 4.3    Form of Group Deferred Annuity Contract (form
               38501).

Exhibit 5.1    Form of Group Deferred Variable Annuity Application
               (form 32041).

Exhibit 5.2    Form of Variable Annuity Participant Enrollment Form
               (form 32027C).

Exhibit 6.1    Amended and Restated Articles of Incorporation of
               American Centurion Life.

Exhibit 6.2    Amended By-Laws of American Centurion Life.

Exhibit 6.3    Emergency By-Laws of American Centurion Life.

Exhibit 13 Copy of schedule for computation of each performance quotation provided in the Registration Statement in response to Item 21.

Exhibit 14.2   Power of Attorney to sign this Registration
               Statement dated December 22, 1995.